Exhibit 99.1

Innovo Group Closes Private Placement

LOS ANGELES, December 20, 2006 – Innovo Group Inc. (NASDAQ: INNO) announced today that it has closed on approximately $3.6 million in new equity financing through a private placement to certain accredited investors.  The accredited investors include entities controlled by William Sweedler and Barry Sternlicht.  The Company has issued 6,834,347 shares of its common stock at a price of $0.53 per share to secure the financing, in addition to warrants to purchase an additional 2,050,304 shares of the Company’s common stock at an exercise price of $0.58 per share.  Net proceeds will be used for working capital purposes to funds its plans for continued growth moving into fiscal 2007.

These securities have not been registered under the Securities Act of 1933, as amended, or state securities laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or absent an applicable exemption from the registration requirements.  The Company has agreed to file a registration statement to register for resale the common stock issued in the offering as well as the shares underlying the warrants.  This press release is neither an offer to sell nor the solicitation of an offer to buy the securities discussed herein.  This press release is being issued pursuant to and in accordance with Rule 135C under the Securities Act of 1933.

About Innovo Group Inc.

Innovo Group Inc., through its operating subsidiary Joe’s Jeans, Inc. is a sales and marketing organization designing and selling apparel products to the retail and premium markets.  The Company’s apparel products consist of men’s and women’s denim and denim-related apparel products, including, women’s high-end denim jeans and knit shirts featuring the Joe’s Jeans® brand.  More information is available at the company web site at www.innovogroup.com.

Statements in this news release which are not purely historical facts are forward-looking statements, including statements containing the words “intend,” “believe,” “estimate, “project,” “expect” or similar expressions  Forward looking statements in this press release include, without limitation, our ability to capture market share in the premium denim category, our ability to achieve long-term profitability and growth, our ability to strengthen our balance sheet, our expectations for our Joe’s® and Joe’s Jeans® brands in the marketplace and our belief in our business growth strategy.   These statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended.  All forward-looking statements are based upon information available to Innovo Group Inc. on the date of this release.  Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to: uncertainty regarding the effect or outcome of the Company’s decision to explore strategic alternatives, including the effect or outcome of equity financings; continued acceptance of the Company’s products in the marketplace, particularly acceptance and near-term sales of the Company’s Joe’s® and Joe’s Jeans® brands; successful implementation of its strategic plan and growth objectives; the ability to generate positive cash flow from operations; competitive factors, including the possibility of major customers sourcing product overseas in competition with our products; dependence upon third-party vendors; a possible oversupply of denim in the marketplace; and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission.  By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.  Readers are cautioned not to place undue reliance on forward-looking statements.

Investor Relations Contact:

Integrated Corporate Relations

Investors: Brendon Frey

Media: James Palczynski

203-682-8200

Company Contact:

Innovo Group Inc.

Dustin Huffine

323-837-3700